UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01.	Other Events.

Horace H. Ward, in his capacity as Disbursing Agent for Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company") and related Debtors, filed on October 25, 2007, with the United States Bankruptcy Court for the Southern District of Indiana (Indianapolis Division) the Disbursing Agent's "Motion for Approval of Compromise and Settlement with Platinum Equity LLC and PFrank LLC" (the "Motion"). The Motion includes certain statements concerning the approximate principal balance of allowed and unpaid unsecured claims of the Debtor and the amount of its cash on hand. A copy of the Motion is attached as Exhibit 99 hereto and incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Motion that is filed as Exhibit 99 hereto, or in any other Bankruptcy Court motions or reports that it may from time to time file as exhibits to past or future Securities and Exchange Commission reports on Form 8-K, because figures in such Bankruptcy Court motions and reports are not audited; are sometimes prepared in a format prescribed by bankruptcy law, which does not require conformity with generally accepted accounting principles ("GAAP"), and such reports and motions therefore do not purport to reflect the financial condition or results of operations of the Company on a GAAP basis; may not be presented on a consolidated basis and therefore may not purport to present the consolidated financial condition and results of the Company and its subsidiaries; and may contain information for periods which may be shorter or otherwise different than those contained in reports that are required to be filed by companies that are subject to reporting obligations under Section 13(a) of the 1934 Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibits described by the Exhibit Index that appears immediately following the signature is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKFORT TOWER INDUSTRIES, INC.

By:	/s/ Horace Ward
Horace Ward Bankruptcy Administrative Officer Date: October 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

99	Motion for Approval of Compromise and Settlement with Platinum Equity LLC and PFrank LLC filed by Horace H. Ward, in his capacity as Disbursing Agent for the Debtors